UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010 (April 19, 2010)

DORAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2010, Doral Financial Corporation (“Doral Financial” or the “Company”) issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing that it entered into a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with various purchasers, including certain direct and indirect investors in Doral Holdings Delaware LLC (“Doral Holdings”), the Company’s parent company, to raise approximately $600 million of new equity capital for the Company through a private placement (the “Placement”).

Shares are being sold in two tranches: (i) a $180 million non-contingent tranche (the “Non-Contingent Tranche”) consisting of approximately 180,000 shares of the Company’s Mandatorily Convertible Non-Cumulative Non-Voting Preferred Stock, $1.00 par value and $1,000 liquidation preference per share (the “Preferred Stock”) and (ii) a $420 million contingent tranche (the “Contingent Tranche”) consisting of approximately 13 million shares of the Company’s common stock (“Common Stock”) and approximately 359,000 shares of Preferred Stock.  In addition, as part of the Non-Contingent Tranche, the Company will issue into escrow approximately 105,000 shares of Preferred Stock with a liquidation value of $105 million, which will be released to purchasers if the Company does not consummate an Acquisition (as defined herein).  If an Acquisition is consummated, the shares will be returned to the Company and cancelled.  Purchasers will buy shares in the Non-Contingent and Contingent Tranches on a pro rata basis, subject to rounding to avoid the issuance of fractional shares.

Doral Financial intends to use the net proceeds from the placement of the shares in the Non-Contingent Tranche to provide additional capital to the Company to facilitate the Company (through its wholly owned subsidiary, Doral Bank, a Puerto Rico banking corporation) qualifying as a bidder for the acquisition of certain assets and assumption of certain liabilities of one or more banks from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver (an “Acquisition”).  Purchasers will deposit into escrow the purchase price of the Contingent Tranche, which will be returned to purchasers if an Acquisition is not completed.  If an Acquisition is consummated, the Company will issue shares in the Contingent Tranche to the purchasers and the funds in escrow will be delivered to the Company.  Doral Financial intends to use the proceeds from the Contingent Tranche to provide additional capital.

In connection with the Stock Purchase Agreement, the Company also entered into a Cooperation Agreement with Doral Holdings, Doral Holdings L.P. and Doral GP Ltd. (collectively, the “Holdings Parties”) pursuant to which Doral Holdings made certain commitments as described in the Press Release (the “Cooperation Agreement”).  The material terms of the Stock Purchase Agreement and the Cooperation Agreement are summarized below.

The Stock Purchase Agreement

The Stock Purchase Agreement contains customary conditions to the funding of the purchase price and the issuance of the shares in the Non-Contingent Tranche.  Prior to submitting any bid, or making any material change to a previously submitted bid, the Company must certify to the escrow agent that such bid satisfies certain conditions.  In order to complete the issuance and sale of the shares in the Contingent Tranche and cause the escrow agent to release to the Company the funds from escrow, the Company must deliver to the escrow agent a notice stating that an Acquisition has been consummated.

The Stock Purchase Agreement contains representations and warranties with respect to the Company and each purchaser that are customary in private placement transactions.

The Preferred Stock of each holder will mandatorily convert into shares of Common Stock at an initial conversion price of $4.75 per share (or approximately 114 million shares of Common Shares if an Acquisition is consummated or approximately 60 million shares of Common Stock if an Acquisition is not consummated), subject to adjustment, following the latest of (1) the receipt by the Company of stockholder approval (as described herein); (2) if applicable to the holder’s conversion, the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR Approval”); and (3) in the case of an investor that is a direct or indirect investor in Doral Holdings, the earlier of (a) the date on which the Company’s registration statement on Form S-1, described herein, has been declared effective and (b) the 180th day after the closing date of an Acquisition (or, if none, the funding date), provided that such investor may delay conversion until after the dissolution of Doral Holdings referred to below.

However, if a purchaser owns or would own following conversion, directly or indirectly, in excess of 9.9% of the Company’s outstanding voting securities (4.9% for a purchaser that is subject to the Bank Holding Company Act of 1956, as amended) (the “Conversion Limit”), Preferred Stock owned by such purchaser will not be converted on the mandatory conversion date to the extent it would exceed this threshold.

The Company agreed to seek stockholder approval of the issuance of Common Stock into which the Preferred Stock is convertible in accordance with the requirements of the New York Stock Exchange.  If stockholder approval has not been given for the conversion within 180 days of the closing of an Acquisition  (or, if none, the funding date), the conversion price will be reduced by 1.0% every 90 days thereafter until stockholder approval is obtained, subject to a maximum reduction of 10%.

The Company has also agreed to file with the Securities and Exchange Commission (“SEC”), as soon as practicable but in no event later than (i) 90 days following the closing date of an Acquisition and (ii) 20 days after the return to purchasers from escrow of the proceeds of the Contingent Tranche if an Acquisition is not consummated, a registration statement on Form S-1 with respect to the resale of the Common Stock being issued in the Placement (or upon the conversion of the Preferred Stock issued therein).  The Company agreed to use its reasonable best efforts to cause such registration statement to become effective within 180 days after the closing date of an Acquisition or, if an Acquisition is not consummated, within 110 days of the funding date, and in any event no later than five business days following notification from the SEC that the registration statement will not be subject to review.  The Company agreed to maintain the effectiveness of the registration statement for a maximum period of 12 months following the closing date of an Acquisition, subject to an additional period pursuant to the Cooperation Agreement as described below.

The Company will be required to make certain payments as liquidated damages to purchasers in the Placement in certain circumstances if the registration statement is not (i) filed with the SEC within the time periods specified in the Stock Purchase Agreement, (ii) declared effective by the SEC within the time periods specified in the Stock Purchase Agreement or (iii) available (with certain limited exceptions) after having been declared effective.

The Cooperation Agreement

The Cooperation Agreement will become effective upon the issuance and sale of shares in the Non-Contingent Tranche if such issuance and sale occurs by May 3, 2010, at which time the following provisions will go into effect.  Doral Holdings agreed to vote its shares of Common Stock (representing approximately 72% of the outstanding Common Stock) in favor of the issuance of Common Stock into which the Preferred Stock is convertible in accordance with the requirements of the New York Stock Exchange.  Doral Holdings also agreed to dissolve after stockholder approval, promptly following the later of the effectiveness of the registration statement described above and 180 days after the closing date of an Acquisition or, if none, the funding date (and not to transfer any of its shares of Common Stock or voluntarily dissolve prior to that time).  Doral Holdings agreed to waive certain preemptive and notice rights to which it was contractually entitled with respect to the issuance of securities contemplated by the Stock Purchase Agreement.

In the Cooperation Agreement, the Company agreed to include all shares of Common Stock held by Doral Holdings in the registration statement described to above and to maintain the effectiveness of that registration statement for a 12-month period beyond the period required by the Stock Purchase Agreement.  The Company will be required to pay liquidated damages to direct and indirect investors in Doral Holdings under the circumstances described above.  In addition, the Company agreed to indemnify each Holdings Party and certain related persons against certain liabilities and expenses, arising in connection with the Placement, the registration statement, the dissolution of Doral Holdings and related matters and to reimburse the Holdings Parties for certain expenses, including expenses in connection with the dissolution.  The Company further agreed that prior to the dissolution of Doral Holdings L.P. it will purchase a “tail” under its director and officer liability insurance to cover the directors of Doral GP Ltd.’s board of directors for acts and omissions prior to the dissolution.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The shares to be issued pursuant to the Stock Purchase Agreement were offered and sold in private transactions and have not been registered under the Securities Act in compliance with the exemption from Securities Act registration provided by Section 4(2) of the Securities Act.

Item 8.01 Other Events.

Holders and potential purchasers of Doral Financial’s securities should be aware of the risk factors set forth in Exhibit 99.2, which includes the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
*99.1	Press Release, dated April 19, 2010.
*99.2	Risk Factors

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: April 20, 2010	By:	/s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title:Executive Vice President and Chief Financial Officer

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Exhibit Index
Exhibit No.	Description of Exhibit
*99.1	Press Release, dated April 19, 2010.
*99.2	Risk Factors

*	Filed herewith.

2